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                                                                    EXHIBIT 10.1



                             DATED 28th June , 2001

           ----------------------------------------------------------



                          SUPPLY CHAIN SERVICES LIMITED

                                   as BORROWER

                                       and

                          DIGITAL WORLD FINANCE LIMITED

                                    as LENDER

           ----------------------------------------------------------

                                 LOAN AGREEMENT

                                       re

                          HK$2,000,000.00 LOAN FACILITY

           ----------------------------------------------------------












           J. CHAN, YIP, SO & PARTNERS
           Solicitors & Notaries
           31 New Henry House
           10 Ice House Street Tel: 2877 8800
           Central                  Fax: 2877-8119
           Hong Kong                Ref: L4612/2001/JWLY

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THIS AGREEMENT is made on 28th June, 2001

BETWEEN

1.   SUPPLY CHAIN SERVICES LIMITED (                        ), a company
     incorporated and registered in Hong Kong having its registered office at 31 New Henry House, 10 Ice House Street, Central, Hong Kong (the "Borrower"); and

2.   DIGITAL WORLD FINANCE LIMITED (                        ), a company
     incorporated and registered in Hong Kong having its registered office at Room 2001, 20th Floor, Hong Kong Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong (the "Lender").

NOW IT IS AGREED as follows:


1.   INTERPRETATION

     Words and phrases appearing in this Agreement shall be read and construed in accordance with the definitions and provisions in Schedule 1.


2.   THE FACILITY

2.1 Subject to the terms and conditions of this Agreement, the Lender agrees to make available to the Borrower a loan facility of up to the maximum principal amount of HK$2,000,000.00.

2.2 The Borrower shall use the entire proceeds of the Facility for the purpose specified and in the manner provided in Clause 4.1 but, except for complying with the provisions of that Clause, the Lender need not check that the Borrower does do.


3.   CONDITIONS PRECEDENT

3.1 The obligation of the Lender to make the Facility available to the Borrower is conditional upon, and the Borrower shall not request that the Facility be made available until, the Lender confirms that it has received and found to be satisfactory each of the items and evidence (as the case may be) listed in
Schedule 2.

3.2 The obligation of the Lender to make the Facility available to the

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Borrower is further subject to the condition that at the time of a drawdown of the Facility:

     (a) all representations and warranties in Clause 12 have been complied with and will be true and correct in all respects; and

     (b) no Event of Default has occurred, which has not been waived or remedied, or occurs and is not waved or remedied on or prior to the proposed date of the drawdown of the Facility or will occur as a result of the drawdown of the Facility and no event has occurred which with the lapse of time or giving of notice would become an Event of Default.

3.3 The Lender may waive compliance with all or any of requirements of this Clause 3 and Clause 4 upon such conditions as may be stipulated.


4.   AVAILABILITY

4.1 Subject to the terms and conditions of this Agreement, the Facility shall be made available to the Borrower during the Availability Period for drawing by the Borrower in one lump sum for application in or towards financing the Borrower's working capital requirement.

4.2 Subject as otherwise provided under this Agreement, a drawing under the Facility may be made by the Borrower on Business Days falling within the Availability Period only if the Lender has received a Notice of Drawdown duly completed and signed by a director of the Borrower specifying the proposed date of drawdown under the Facility (which must be a Business Day falling within the Availability Period and at least twenty four (24) hours after the service of the Notice of Drawdown).

4.3 A Notice of Drawdown, once given, shall be irrevocable.


5.   PREPAYMENT

5.1 Subject as otherwise provided in this Agreement, the Borrower may, subject to having given to the Lender not less than three (3) Business Days' prior notice of its intention to make prepayment specifying the amount to be prepaid and the date of such repayment, prepay the Loan or any part thereof, subject to a minimum amount of HK$500,000.00 or a higher integral multiple thereof (other than the last prepayment of the final balance of the Loan where such final balance is

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less than HK$500,000.00).

5.2 Any prepayment made under this Agreement shall be made together with accrued interest on the amount prepaid and any other sum then due to the Lender under the Loan Documents.

5.3 Any notice of prepayment, once given, shall be irrevocable and shall oblige the Borrower to prepay in accordance with that notice. The Borrower may not reborrow any amount prepaid or repaid.


6.   REPAYMENT

     Subject as otherwise provided in this Agreement, the Borrower shall repay the full principal amount of the Loan, so far as not otherwise repaid or prepaid under the provisions of this Agreement, together with any other monies then outstanding in one lump sum on the Maturity Date.

7.   INTEREST

     Interest on the Loan shall accrue at the rate of two per cent. (2%) per annum above the best lending rate for HK Dollars from time to time announced by The Hongkong and Shanghai Banking Corporation Limited and shall be paid by the Borrower on:

     (a) the date(s) of prepayment where the Borrower makes a prepayment in accordance with Clauses 5, 10.1 and 10.2 (ii); and

     (b) the Maturity Date where the Borrower makes a repayment in accordance with Clause 6.


8.   DEFAULT INTEREST

8.1 If the Borrower defaults in payment when due of any amount, whether principal, interest or otherwise, payable in accordance with the provisions of this Agreement, it shall pay to the Lender interest on such overdue amount from the due date of payment until actual payment (as well after as before judgement) at the rate of two per cent. (2%) per annum above the rate of interest applicable to the Loan from time to time, or which would have been applicable to the sum in default had it constituted part of the Loan.

8.2 Interest accrued on any overdue amount shall be payable on demand by the Lender made at any time.
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9.   DEDUCTIONS / TAXES

9.1 All amounts payable by the Borrower under this Agreement shall be paid (except to the extent required by law):

     (a)  free of any restriction or condition;

     (b) free and clear of and without any deduction or withholding on account of any taxes; and

     (c) without deduction or withholding on account of any other amount, whether by way of set-off, counterclaim or otherwise.

9.2 If (i) the Borrower is required by law or by any taxing authority to make any deduction, withholding or payment on account of any present or future tax or other amount from or in respect of, as the case may be, any sum paid or payable by the Borrower to the Lender under this Agreement or on or with regard to any aspect of the transactions contemplated in this Agreement or the execution and delivery of the Loan Documents or (ii) the Lender (or any person on its behalf) is required by law or by any taxing authority to make (01) any deduction or withholding from, or (02) (except on account of tax on the overall net income of the Lender) any payment on or calculated by reference to the amount of, any sum received or receivable by the Lender under this Agreement, then:

     (a) if the deduction, withholding or payment in question is required to be made by the Borrower, the Borrower shall notify the Lender of the requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

     (b) the Borrower shall pay such tax or other amount before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Lender) on behalf of and in the name of the Lender;

     (c) save and except where the deduction, withholding or payment is in respect or on account of tax on the Lender's overall net income, the sum payable, in respect of which the relevant deduction, withholding or payment is required, shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Lender receives on the due date (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

     (d) within thirty (30) days after payment of any legally required deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount required to be paid pursuant to Paragraph (1) above, the Borrower shall deliver to the Lender evidence, satisfactory to the Lender, of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

9.3 Without prejudice to the provisions of Clause 9.2, if any sum paid or payable by the Borrower under this Agreement is or would when paid be subject to any deduction or withholding on account of any tax or other amounts imposed by or within any jurisdiction in or from which the payment is or is to be made, the Borrower will, at the request of the Lender, agree to such change as the Lender may request and the Borrower shall approve (such approval not to be unreasonably withheld) in the manner or place of payment by the Borrower hereunder in order to avoid the requirement of such deduction or withholding.


10.  CHANGE IN CIRCUMSTANCES

10.1 If at any time the Lender determines that it is or will become unlawful or contrary to any law or directive of any agency or state for it to make available all or part of the Facility, to allow to be understanding all or part of the Loan, to carry out all or any of its other obligations under this Agreement and/or to charge or receive interest at the rate(s) payable pursuant to this Agreement, upon the Lender so notifying the Borrower, the Borrower shall repay all (but not part only) of the Loan on such date as the Lender shall certify to be necessary to comply with the relevant law or directive, without premium or penalty (other than any amounts payable under Clause 5.2) but together with all accrued interest thereon and any other sum then due to the Lender under this Agreement.

10.2 If any change in applicable law or in the interpretation or application thereof or if compliance by the Lender with any applicable direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority introduced or imposed after the date of this Agreement shall, in the opinion of the Lender :

     (a) subject the Lender to any taxes or increase the Lender's liability to taxes with respect to the Loan or any part thereof (other than tax on its overall net income);or

     (b) change the basis of taxation to the Lender in respect of payments of principal, interest or any other payment due or to become due to its pursuant to this Agreement (other than where the tax in effect after such change in basis is still a tax on its overall net income);or

     (c) impose on the Lender any other condition affecting the Loan or any part thereof,

and the result of any of the foregoing is either directly or indirectly (I) to increase the cost to the Lender of maintaining or funding all or part of the Loan, (II) to reduce the amount of any payment received or receivable by the Lender under this Agreement, (III) to oblige he Lender to make any payment on or calculated by reference to the amount of any sum received or receivable by it under this Agreement, (IV) to cause the Lender to forgo any interest or other sum received or receivable by it or (V) to render the Lender otherwise unable to obtain the rate of return on its overall capital which it would have been able to achieve but for its entering into and/or performing its obligations under this Agreement, in any such case by an amount which the Lender considers to be material, then in any such case:

     (i) the Lender shall notify the Borrower of the occurrence of such event as soon as reasonably practicable after the Lender becomes aware of such event; and

     (ii) the Borrower shall indemnify the Lender against that increased cost, reduction, payment or forgone interest or other sum and, accordingly, shall from time to time on demand (whenever made) pay to the Lender such additional amounts as the Lender may certify to be necessary so to indemnify it. Any such demand may be made at any time before or after the end of any period to which such demand relates and at any time before or after any prepayment, repayment or transfer of all or part of the Loan or any part thereof. In such circumstances the Borrower shall be at liberty at any time after a demand has been made of it, but without prejudice to its obligation to indemnify the Lender under this Clause, to serve notice of its intention to prepay all (but not part only) of the Loan on any date prior to the Maturity Date.


11.  PAYMENT

11.1 On the date on which a drawdown of the Facility is to be made, the Lender shall at or before 3:00p.m. on that date make available for collection by the Borrower at the Lender's office (or such other place in Hong Kong as the Lender may from time to time notify the Borrower for the purpose) a cashier order or a HK Dollar cheque drawn on a licensed bank in Hong Kong for the amount of the Facility or in such manner as the parties hereto may from time to time agree.

11.2 On each date on which any sum is due from the Borrower hereunder or in connection herewith, it shall make such sum available to the Ledner before 1:00pm on the due date by delivery to the Lender's office (or such other place in Hong Kong as the Lender may from time to time notify the Borrower for the purpose ) of a cashier order or a HK Dollar cheque drawn on a licensed bank in Hong Kong acceptable to the Lender and payable to the Lender for such amount.

11.3 Any payment to be made by the Borrower on a day which is not a Business Day and which would otherwise be due on a non-Business Day shall instead be due on the next Business Day in the same calendar month and, if none, on the immediately preceding Business Day.


12.  WARRANTIES

12.1 The Borrower represents and warrants to and for the benefit of the Lender that:

     (a) the Borrower is a limited liability company incorporated, registered and existing under the laws of Hong Kong and has the power, authority and legal right to own its assets and to carry on and conduct the business and operations which it now conducts or proposes to conduct and has compiled with and will comply with all requirements (legal or otherwise) relative to it or its business;

     (b) each of the Covenantors has the necessary corporate power and/or full legal capacity, to enter into, exercise its rights and perform and comply with its obligations under the Loan Documents to which each of them is or will be a party;

     (c) the entry into by each of the Covenantors, the exercise by each of them of its rights and/or performance of or compliance with its obligations under the Loan Documents to which it is or will be a party do not and will not violate (as the case may be):

          (i) any law, regulation, directive, judgment or order to which it is subject; or

          (ii) where appropriate, its memorandum and articles of association; or

          (iii) any agreement to which it is a party or which is binding on it or its assets,

     and, except for Encumbrances created pursuant to or under the Loan Documents, do not and will not result in the existence of, or oblige it to create, any Encumbrance over its assets and will not constitute a default or an event that with the giving of notice or lapse of time or both would constitute a default under any agreement to which it is a party;

     (d) all corporate, shareholders and other action, conditions, approvals, including, but without limitation, all governmental and other official consents, licences, approvals and authorizations, and things required under the laws of Hong Kong to be taken, fulfilled and done in order:

          (i) to enable each of the Covenantors lawfully to enter into, exercise its rights and perform and comply with its obligations under the Loan Documents to which it is or will be a party;

          (ii) to ensure that those obligations are legal, valid and enforceable in accordance with heir terms; and

          (iii) to make such Loan Documents admissible in evidence,

     have been or, as the case may be, will on or before 11:00am on the date of the drawdown of the Facility be done, fulfilled and performed properly and truthfully in strict compliance with any applicable laws;

     (e) it is not necessary in order to ensure the legality, validity, enforceability, admissibility in evidence or priority of the Loan Documents that any of them be filed, recorded or enrolled with any court or authority anywhere or that any stamp duty, registration or similar tax be paid on or in relation to any of them (if any);

     (f) the Loan Documents constitute (or, as and when each of them is executed, will constitute) legal, valid and binding obligations of each of the Covenantors enforceable in accordance with their respective terms and there are no approvals required in respect of any of the Loan Documents which have not been or will not be obtained by the date of the drawdown of the Facility and are not or, as the case may be, will not as of that date be in full force and effect;

     (g) except for High Court Action No 1400 of 2001 no litigation, arbitration or administrative proceeding is current, pending or threatened:

          (i) to restrain the entry into by any Covenantor of, the exercise by any Covenantor of its rights and/or performance or enforcement of or compliance with its obligations under, the Loan Documents to which it is or will be a party; or

          (ii) which has or could have a material adverse effect on or on the financial condition of any of the Covenantors or the ability of any of the Covenantors to make any payment when due or to perform any of its other obligations in accordance with the Loan Documents to which it is or will be a party; or

          (iii) which has or could have a material adverse effect on the security constituted by the Loan Documents;

     (h) no Encumbrance exists over all or any of the undertaking or the present or future revenues or assets of the Borrower save as previously disclosed in writing to the Lender by the Borrower;

     (i) the obligations of each of the Covenantors under the Loan Documents to which it is or will be a party are or will be its direct, general and unconditional obligations and, subject to the Encumbrances created or to be created pursuant to or under such Loan Documents, rank or will rank at least pari passu in all respects with all its other present and future unsecured and unsubordinated Indebtedness and obligations (including contingent obligations), with the exception of Indebtedness and obligations, mandatorily preferred by law and not by contract;

     (j) there is no withholding, income or other tax or charge of Hong Kong or any other jurisdiction applicable to any payment to be made by each of the Covenantors pursuant to the terms of the Loan Documents to which it is or will be party or to be imposed on or by virtue of the execution and delivery, performance or enforcement of the Loan Documents;

     (k) without prejudice to Paragraph c), none of the Covenantors is in default or breach of any of its obligations under any agreement to which it is a party which default or breach has or could have a material adverse effect on its ability to make any payment when due or to perform any of its other obligations in accordance with the Loan Documents to which it is or will be a party;

     (l) no event or circumstance has occurred or arisen which is or may constitute or become (with the giving of notice and/or lapse of time and/or fulfillment of any condition) an Event of Default or will occur or arise as a result of the entry by any of the Covenantors into the Loan Documents to which it is or will be a party.

12.2 The Borrower further represents and warrants to and for the benefit of the Lender that :

     (a) except for liens and title retention arrangements arising in the ordinary course of business, no Encumbrance exists over all or any of the undertaking or the present or future revenues or assets of the Borrower other than those as previously disclosed in writing to the Lender; and

     (b) all information, data and materials supplied to the Lender by or on behalf of each of the Covenantors concerning itself or in connection with the Facility are to the best of its knowledge and belief true, complete and accurate in all materials respects and not misleading and do not omit material facts and all reasonable enquiries have been made to verify the facts contained therein and there are no other facts the omission of which would make any fact or statement therein misleading and all forecasts and projections contained therein were made after due and careful consideration on its part, are based on the best information available to it and on fair and reasonable assumptions and are, in its considered opinion, fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in the light of the assumptions made, and it is not aware at the date of this Agreement of any fact which might have a material effect on any such assumptions or which might necessitate a material revision to any of the said forecasts or projections.

12.3 The Borrower shall be deemed to repeat each of the representations and warranties in Clauses 12.1 and 12.2 in the Notice of Drawdown issued hereunder and on the date of drawdown under the Facility by reference to the facts and circumstances then existing, save that the foregoing shall not preclude the Borrower from taking any action which would otherwise be permitted under the Loan Documents and so that the warranties in Clauses 12.1 and 12.2 shall be construed so as to take account of any such action.


13.  UNDERTAKINGS

13.1 General The Borrower undertakes to and in favour of the Lender that:

     (a) it will conduct its business in a proper and efficient manner and will comply with and duly and diligently perform all its duties and obligations under the Loan Documents to which it is or will be a party;

     (b) it will obtain or cause to be obtained and will maintain and cause to be maintained in full force and effect and will comply with the conditions and restrictions (if any) imposed in, or in connection with all consents, permits and approvals (whether governmental or otherwise) in respect of the Loan Documents and do, or cause to be done, all other acts and things, which from time to time may be necessary to ensure that each of the Loan Documents and its obligations thereunder remain in full force and effect and continue to be legal, valid, binding and enforceable in accordance with their respective terms and admissible in evidence;

     (c) it will apply the facility only for the purpose for which the same have been made available and it will on request by the Lender provide evidence satisfactory to the Lender of such proper application Provided that nothing herein contained shall oblige the lender to enquire as to the application or proper application of the Facility;

     (d) it will keep and prepare its books of account and all financial statements to be delivered to the Lender under this Agreement in accordance with generally accepted accounting principles and practices in Hong Kong consistently applied;

     (e) it will permit the Lender and its representatives to inspect its books of account and other relevant accounting records at all reasonable times on reasonable notice and shall cause its employees and accountants to give their full cooperation and assistance in connection with any such visits of inspection or any financial conferences called by the Lender;

     (f)  it will promptly advise the Lender upon becoming aware of:

          (i)   any Event of Default;

          (ii) any litigation, arbitration or administrative proceeding which, if it had been current or pending or threatened as at the date of this Agrement, would have rendered the warranty in Clause 12.1 (g) incorrect;

          (iii) any other factor which the Borrower reasonably considers may inhibit , impair or delay any of the Covenantors in the performance of its obligations under any of the Loan Documents to which it is or will be a party; or

          (iv) any change in the taxes applicable to any respect of the transactions contemplated by the Loan Documents;

     (g) it will pay all of its Indebtedness and shall perform all its other contractual obligations not specifically herein referred to duly and promptly in accordance with the particular agreements to which it is a party or by which its property or assets are bound;

     (h) it will procure that its obligations under this Agreement at all times rank at least pari passu with all its unsecured obligations, except for Indebtedness and obligations mandatorily preferred by law and not by contract;

     (i) it will pay and discharge all taxes for which it is liable (whether in Hong Kong or elsewhere), including without limitation any taxes assessed against any of its assets, prior to the date after which penalties attach for failure to pay, except, to the extent that such taxes are being contested in good faith, adequate reserves have been set aside for the payments thereof and will make timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable laws or regulations;

     (j) it will provide such information and assistance as the Lender may reasonably require to enable it to review the business activities of the Covenantors.

13.2 Negative The Borrower further undertakes to and in favour of the Lender that without the prior written consent of the Lender (which consent may be subject to such conditions as the Lender sees fit to impose) it will not :

     (a)  take any step with a view to dissolution, liquidation or winding-up;

     (b) except for Indebtedness incurred pursuant to this Agreement or Indebtedness incurred in the ordinary course of business and not material in amount, incur or create any Indebtedness or give any guarantee or indemnity or act as surety in respect of any Indebtedness of any other person;

     (c) except as permitted in the Loan Documents, create or permit to arise or exist any Encumbrance over all or any of its present or future undertaking or property or its present or future revenues or assets including its uncalled capital (if any) for the time being;

     (d) lend any money or extend any credit other than in the ordinary course of business or as permitted in the Loan Documents;

     (e) make any payment to its shareholders, whether by way of dividend, interest, return of capital, loan repayment or otherwise howsoever;

     (f)  repay or redeem its issued share capital or reduce its share capital;

     (g)  alter its financial year end;

     (h) change the nature and scope of its current business in any material respect;

     (i) pay any Indebtedness owed to its shareholders until such time as the Obligations shall have been paid and discharged in full; and / or

     (j) enter into any agreement or incur any obligation which may materially or adversely affect its financial and other conditions.


14.  DEFAULT

14.1 If at any time and for any reason, whether within or beyond the control of the party or parties concerned:

     (a) the Borrower fails to pay any principal, interest or other amount payable by it hereunder on the due date or where the same is payable on demand, on demand; or

     (b) any of the Covenantors fails to pay in the manner provided in the other Loan Documents any sum payable by it thereunder when due or where the same is payable on demand, on demand; or

     (c) any representation, warranty or statement by any of the Covenantors in any of the Loan Documents or in any information or document delivered thereunder or otherwise (including but not limited to the Notice of Drawdown) is not complied with or is or proves to have been incorrect or misleading in any respect when made or in any material respect when repeated or deemed to be repeated pursuant to any of the Loan Documents, by reference to the circumstances then existing and such breach is not capable of remedy or, if in the opinion of the Lender, remediable, has not been remedied within seven (7) days after notice from the Lender requiring its remedy; or

     (d) any of the Covenantors fails duly to perform any of its obligations (other than the obligation to pay) or to observe any of the terms and conditions (other than terms and conditions of payment) imposed on it by any of the Loan Documents to which it is or will be a party and such failure is not capable of remedy or, if, in the opinion of the Lender, remediable has not been remedied within seven (7) days after notice from the Lender requiring its remedy; or

     (e) all or any material part of the assets, rights or revenues of the Borrower or any other material company beneficially owned or controlled, whether directly or indirectly, by the Borrower shall be seized, expropriated, re-entered or resumed or shall be subject to compulsory purchase or acquisition (whether subject to compensation or not) or shall be wholly or substantially destroyed; or

     (f) all or any material part of the assets, rights or revenues of any of the Covenantors shall be seized, expropriated, re-entered or resumed or shall be subject to compulsory purchase or acquisition (whether subject to compensation or not) or shall be wholly or substantially destroyed; or

     (g) any consent, authorization, licence or approval (whether from the Government of Hong Kong or any other authority or agency whether governmental or otherwise) required for or in connection with the Loan Documents is not given or not obtained within any applicable time limits or is revoked, withdrawn, terminated or changed or is or becomes subject to conditions unacceptable to the Lender or otherwise ceases to be in full force and effect or the Government of Hong Kong or any other such authority or agency objects to the Loan Documents; or

     (h) any government, tax, monetary or other approval required is not given or not obtained or is revoked or is withdrawn or is changed or is or becomes subject to conditions unacceptable to any Lender; or

     (i) (without prejudice to Clauses 14.1 (a) or 14.1(j)) any Indebtedness of any of the Covenantors, other than in respect of this Agreement and the Loan:

          (i) is not paid when due or within any applicable grace period in any agreement relating to that Indebtedness;

                or

          (ii) becomes due and payable before its normal or anticipated maturity by reason of a default or event of default, however described; or

          (iii) which is in respect of a guarantee, becomes actual Indebtedness and such actual Indebtedness is not paid or discharged within seven (7) days or in accordance with the relevant guarantee if such guarantee provides for a longer grace period; or

     (j)  any event occurs:

          (i) which constitutes or, with the fulfillment of any condition, would constitute an event of default under any other agreement to which any of the Covenantors is a party; or

          (ii) which has a material adverse effect on the ability of any of the Covenantors to perform its obligations under any of the Loan Documents to which it is or will be a party; or

     (k) any of the Covenantors becomes or is declared insolvent or bankrupt, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of its Indebtedness (or of any part of its Indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or any arrangement, compromise or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or any material part of its Indebtedness; or

     (l) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of any of the Covenantors and is not discharged within ten (10) days; or

     (m) any present or future security on or over the assets of any of the Covenantors becomes enforceable, or any step (including the taking of possession or the appointment of a receiver, manager or similar officer) is taken to enforce that security; or

     (n) a petition is presented or a proceeding is commenced, a resolution is passed, an order is made or any action is taken by any person for the dissolution, liquidation, winding-up or bankruptcy (except for the purpose of and followed by a reconstruction, amalgamation or reorganization on terms previously approved by the Lender) or for the appointment of a liquidator, receiver, administrator, trustee or similar officer, of any of the Covenantors or of all or a material part of its business or assets or if any event analogous thereto occurs or any of the Covenantors becomes or is declared insolvent, liquidated, wound-up or bankrupt under applicable laws; or

     (o) any of the Covenantors ceases to exist or ceases or threatens to cease to carry on its business or any part thereof or changes or threatens to change the nature or scope of its business to any extent or in a way unacceptable to the Lender, or any of the Covenantors Disposes of or threatens to Dispose of all or any substantial part of its business or assets, except as contemplated under the Loan Documents; or

     (p) any action, condition or thing (including the obtaining of any necessary consent) required at any time to be taken, fulfilled or done in order to ensure that each of the Loan Documents is legal, valid and enforceable in all respects is not taken, fulfilled or done or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with; or

     (q) it is or will become unlawful for any of the Covenantors to perform or comply with any one or more of its obligations under the Loan Documents to which it is or will be a party or any such obligation is not or ceases to be enforceable or is claimed by any of the Covenantors or any other person not to be enforceable; or

     (r) any action or proceeding of or before any court or authority shall be commenced (and not withdrawn or dismissed within a period of twenty eight (28) days after its commencement) to enjoin or restrain the performance of and compliance with any obligation expressed to be assumed by any of the Covenantors in any of the Loan Documents or in any manner to question the right under and perform and comply with any obligation expressed to be assumed by it under the Loan Documents or the legality, validity or enforceability of the Loan Documents; or

     (s) there occurs, in the opinion of the Lender, a material adverse change in the financial position of any of the Covenantors or there occurs, in the opinion of the Lender, any situation which has materially adversely affected or may materially adversely affect the ability of any of the Covenantors to perform any or all of its obligations under the Loan Documents to which it is or will be a party, then, and in any such case, the Lender may, whether or not such Event of Default is continuing, declare:

          (i) the Loan and all interest accrued thereon to be immediately due and payable (whereupon the same shall be immediately due and payable by the Borrower); and/or

          (ii) all other monies payable under the Loan Documents to be immediately due and payable (whereupon the same shall be immediately due and payable by the Borrower),

and at the same time as or at any time after the Lender makes any such declaration it may declare the security constituted by the Loan Documents to be and to have become immediately enforceable and duly enforce such security.

14.2 All monies received by the Lender at any time after the Loan and all other monies payable under any of the Loan Documents have become immediately due and payable pursuant to Clause 14.1 shall be paid into an interest bearing recoveries account to be maintained by the Lender and shall be applied, subject to any prior ranking claims :

     Firstly: in or towards discharging all costs and expenses incurred by the Lender in perfecting, preserving, exercising, protecting, enforcing or attempting to so perfect, preserve, exercise, protect or enforce its rights under the Loan documents;

     Secondly: in or towards discharging all unpaid accrued interest payable pursuant to the Loan Documents or any of them;

     Thirdly: in or towards discharging the Loan and other monies payable hereunder; and

     Fourthly: subject to the rights of third parties of which the lender has actual notice, any balance in payment to the Borrower.

15.  INDEMNITIES

15.1 The Borrower shall on demand indemnify the Lender against any funding or other cost (including administration costs), loss, expense or liability sustained or incurred by it as a result of:

     (a) any sum payable by the Borrower under this Agreement not being paid when due; or

     (b) delay or failure by the Borrower to pay any taxes or other monies contemplated by Clause 9.2 and payment by the Lender of any such taxes or monies, whether or not such taxes or monies shall be correctly or legally asserted or otherwise contested or contestable, together with any interest, penalties and expenses in connection therewith; or

     (c)  the occurrence or continuance of any other Event of Default; or

     (d)  the accelerated repayment of the Loan pursuant to Clause 14; or

     (e) the receipt or recovery by the Lender of all or any part of an overdue sum; or

     (f) (without prejudice to any other provision hereof) any untrue or misleading statement contained in any of the Loan Documents or in any information or document delivered pursuant thereto.

15.2 (A) Except (i) where costs and expenses are incurred in a currency other than HK Dollars and the Lender requires payment in that other currency and (ii) as otherwise provided in this Agreement, HK Dollars shall be the currency of account and payment for all sums payable by the Borrower under or in connection with this Agreement, including damages.

     (B) Any amount received or recovered in currency other than the currency of account and payment stipulated in Sub-clause (A) ("Account Currency") (whether as a result of, or of the enforcement of, a judgment or order of a court, tribunal or authority of any jurisdiction, in the dissolution or bankruptcy of the Borrower (as the case may be) or otherwise) by the Lender in respect of any sum expressed to be due to it from the Borrower under this Agreement shall only constitute a discharge to the Borrower to the extent of the amount in the Account Currency which the Lender is able, in accordance with its usual practice, to purchase with the amounts so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make the purchase on that date, on the first date on which it is practicable to do
so).

     (C) If that amount is less than the Account Currency amount expressed toi be due to the Lender under the Loan Documents, the Borrower shall indemnify the Lender against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Lender against the cost of making any such purchase.

     (D) The indemnities in Sub-clause (C) constitute separate and independent obligations form the other obligations of the Borrower in the Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender and shall continue in full force and effect despite any judgement, order, claim or proof for a liquidated amount in respect of any sum due under the Loan Documents or any judgement or order. No proof or evidence of any actual loss may be required.


16.  FEES, COSTS AND EXPENSES

16.1 The Borrower shall pay:

     (a) upon the execution of this Agreement, a documentation fee of HK$30,000 incurred by the Lender in connection with the preparation of the Loan Documents and other documents ancillary thereto;

     (b) on demand by the Lender, all costs and expenses (including legal fees on a full indemnity basis) incurred by the Lender in perfecting, preserving or protecting any rights under the Loan Documents or in exercising or enforcing or attempting to exercise or enforce any rights under the Loan Documents and including, but without limitation, all such costs and expenses incurred by the Lender in determining whether an Event of Default has occurred; and

     (c) promptly, any stamp, documentary, registration or similar tax payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of the Loan Documents and the transactions contemplated thereby and/or any amendment or waiver referred to in Paragraph (a), and the Borrower shall indemnify the Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

17.  CALCULATIONS AND EVIDENCE

17.1 All interest, fees and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual number of days elapsed over a year of three hundred and sixty five (365) days and in the calculation of interest payable by the Borrower hereunder, inclusive of the first day of the relevant period but excluding the last.

17.2 The entries made in the accounts maintained by the Lender in respect of this Agreement in accordance with the usual practice shall, save for manifest error, be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

17.3 A certificate issued by the Lender as to rate of interest determined to apply, the amount of the Loan, the amount of any sum, fee or other payment payable to it under this Agreement or any other Loan Documents and any other certificate, determination, notification or opinion of the Lender provided for in this Agreement or any other Loan Documents shall, in the absence of manifest error, be conclusive evidence that such sum is so payable or as to any other matter covered thereby.


18.  ASSIGNMENT

18.1 This Agreement shall enure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees.

18.2 The Borrower shall not assign or transfer any or all of its rights or obligations under this Agreement without prior written approval of the Lender.

18.3 (A) The Lender may at any time transfer by assignment or novation to any one or more parties all or any part of its rights and benefits and/or of its obligations under this Agreement and in that event the transferee shall have the same rights and/or obligations (as the case may be) hereunder as it would have had if it had been a party hereto.

     (B) In the case of the transfer of all or part of the Lender's obligations hereunder, the Borrower, the transferee and the Lender shall, at no cost to the Borrower, execute a novation agreement under which the Lender is released from its obligations or the part thereof transferred and the transferee assumes the obligations of the Lender or the part thereof transferred.

18.4 The Lender may disclose to a potential transferee or any other person proposing to enter into contractual arrangements with the Lender in relation to any or all of the Loan Documents such information about the Covenantors and this transaction as it may think fit.


19.  REMEDIES, ETC.

19.1 Time shall be of the essence of this Agreement, but no failure or delay on the part of the Lender to exercise or enforce any right, remedy, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial or defective exercise of any right, remedy, power or privilege preclude any other or further exercise or enforcement thereof or the exercise of any other right, remedy, power or privilege. No act or conduct or negotiation on the part or on behalf of the Lender shall in any way preclude it from exercising any right, remedy, power or privilege hereunder or constitute a suspension or any variation of any such right, remedy, power or privilege save the act conduct or negotiation is directly expressly made for such purposes(s). Any consent required to be given under any provision hereof may be given subject to such conditions as the Lender may specify. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised as often as the Lender considers appropriate and are not exclusive of any rights, remedies, powers or privileges provided by law.

19.2 Any provision of this Agreement may be amended only if the Borrower and the Lender so agree in writing and any Event of Default may be waived before or after it occurs only if the Lender so agrees in writing.

19.3 This Agreement constitutes the entire agreement between the parties in relation to the subject matter contained herein and supersedes any other prior commitments agreements promises or understandings written or verbal that the parties hereto hereinbefore may have had.


20.  COMMUNICATIONS

20.1 Any notice, consent, approval or other communication (collectively the "communication") under this Agreement shall be made in writing but, unless otherwise stated, may be made by facsimile or letter but, if by facsimile form the Borrower, shall promptly be confirmed by letter.

20.2 (A) Each communication or document to be made or delivered to any party under this Agreement shall be sent to that party at the facsimile number and/or address from time to time designated by that party to the other party for the purpose of this Agreement.

     (B) Any communication or document form the Borrower pursuant to this Agreement shall be irrevocable and shall not be effective until received by the Lender. Any other communication or document shall be deemed to have been delivered when dispatched (in the case of any communication made by facsimile) or (in the case of any communication made by letter) when left at that address or (as the case may be) when deposited in the post first class postage prepaid in a duly addressed envelope.


21.  PARTIAL INVALIDITY

     The illegality, invalidity or unenforceability of any provision of this Agreement or of any other Loan Documents under the law of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision.


22.  COUNTERPARTS

     This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Lender each of which shall constitute one and the same respective instrument.


23.  GOVERNING LAW

23.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

23.2 The submission of the parties hereto to the jurisdiction of the Hong Kong courts shall not restrict the right of the Lender to take proceedings in connection with this Agreement in any other courts having, claiming or accepting jurisdiction in respect of matters pertaining to this Agreement, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

23.3 To the extent that the Borrower may in any jurisdiction claim for itself or its present or future assets any immunity (including immunity from suit or other legal process), and to the extent that in any jurisdiction there may be attributed such immunity (whether or not claimed), the Borrower hereby irrevocably undertakes not to claim and hereby irrevocably waives all such immunity.

23.4 The Borrower hereby irrevocably consents to the granting of any relief and/or the issue of any process in connection with any legal action or proceedings in connection with the Loan Documents, including the making, enforcement or execution of any judgment or order against any of the property, assets or revenues of the Borrower whatsoever.

     IN WITNESS WHEREOF this Agreement has been duly executed on the date first above written.

                                   SCHEDULE 1
                            Interpretation (Clause 1)

Section (1)

     In this Agreement, unless the context otherwise requires:

          "AGREEMENT" means this Agreement together with the Schedules hereto as the same may from time to time be amended, modified, supplemented or varied in accordance with Clause 19.2;

          "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on the date falling seven (7) days after the date of this Agreement;

          "BUSINESS DAY" means a day (other than a Saturday) on which banks are open for business in Hong Kong;

          "COVENANTORS" means the parties to the Loan Documents other than the Lender and "Covenantor" means any or a specific one of the Covenantors;

          "DISPOSE" means to make or to agree to make, and

          "DISPOSAL" means any sale, assignment, exchange, transfer, concession, loan, lease, surrender of lease, direct or indirect reservation, waiver, compromise, release, dealing with or in or granting of any option, right of first refusal or other right or interest whatsoever or any agreement for any of the same and "DISPONEE" shall be construed accordingly;

          "ENCUMBRANCE(s)" means any mortgage, charge, pledge, lien (other than a lien arising by statute or operation of law) or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and -leaseback arrangement whatsoever over or in any property, assets or rights or interest of whatsoever nature and includes any agreement for any of the same;

          "EVENT OF DEFAULT" means any one of the events or circumstances specified in Clause 14.1;

          "FACILITY" means the loan facility to be made available under this Agreement and described in Clause 2.1;

          "GUARANTEE" means the guarantee in the form attached hereto as Exhibit "A" (or such other form and substance as the Lender may require) to be executed by the Guarantor in favour of the Lender as the same may from time to time be amended, modified, supplemented or varied;

          "GUARANTOR" means Chu Thomas Yan Chuen, holder of Hong Kong Identity Card No. E184420(6);

          "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

          "HK DOLLARS" or "HK$" means the lawful currency for the time being of Hong Kong;

          "INDEBTEDNESS" means:

               (a) any indebtedness or other obligation (actual or contingent, present or future, secured or unsecured, as principal , surety or otherwise) for or in respect of the payment or repayment of money borrowed, or raised by whatever mean;

               (b)  the deferred purchase price of property or assets;

               (c) any guarantee or indemnity in respect of Indebtedness described in sub-paragraphs (a), (b), (d), (e), (f) and (g) of this definition;

               (d) all amounts for the time being outstanding under any acceptance credit or other bill of exchange or promissory note;

               (e) any rental or hire payable in respect of any asset or property, whether accrued or contingent;

               (f) any actual liability incurred in respect of interest and/or foreign exchange hedging arrangements; and

               (g) any indebtedness incurred under any other commercial transaction,

               and in relation to any person includes any indebtedness in respect of which it has created an Encumbrance or given a guarantee or indemnity;

          "LOAN" means the amount outstanding and owing to the Lender from time to time under the Facility;

          "LOAN DOCUMENT(S)" means this Agreement, the Guarantee and any further securities, charges, instruments or documents as any of the same may from time to time be amended, modified, supplemented or varied which are given or taken as security for or with respect to the Obligations;

          "MATURITY DATE" means 15th October, 2001;

          "NOTICE OF DRAWDOWN" means a notice in the form set out in Schedule 3 to be given by the Borrower to the Lender whenever it wishes to make a drawdown under the Facility;

          "OBLIGATIONS" means the Loan and interest thereon and all other monies due or to become due from, or for the time being owing by, the Borrower to the Lender under the Loan Documents (or any part thereof) and all costs, charges and expenses incurred in connection with the preservation, enforcement or exercise or intended or attempted exercise of any right, power or remedy under the Loan Documents or any part thereof.

Section (2)

     Unless the context requires otherwise, any reference in this Agreement to:

          An "AGREEMENT" also includes a concession, contract, deed, franchise, licence, treaty or undertaking and any waiver or release (in each case, whether oral, written, implied or by operation of law) and includes the same as from time to time amended, modified, supplemented or varied;

          "ANY COLLECTIVE DEFINITION" shall be to the persons or things comprising it as a whole or to any one or more of them or to any part of the relevant thing or matter;

          "ANY PARTY" to the Loan Documents or any other agreement shall be to it and its permitted successors, assigns, and personal representatives;

          the "ASSETS" of any person shall be construed as reference to the whole or any part of its business, undertaking, property, assets, rights and revenues (including any right to receive revenues);

          a "CONSENT" also includes an approval, authorization, exemption, filing, licence, order, permission, recording or registration (and references to "OBTAINING CONSENT" shall be construed accordingly);

          one person being "CONTROLLED" by another means that (i) that other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the members of the governing body of that person, (ii) the person being controlled acts or is accustomed to act in accordance with the instructions of that other or (iii) that other otherwise controls or has the power to control the affairs and policies of that person;

          a "DIRECTIVE" includes any present or future directive, policy, regulation, request, requirement, or credit restraint programme (in each case, whether or not having the force of law but, it not having force of law, compliance with which is in accordance with the general practice of the person to whom the directive is addressed);

          a "GUARANTEE" also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

          a "LAW" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatever (and "LAWFUL" and "UNLAWFUL" shall be construed accordingly);

          something having a "MATERIAL ADVERSE EFFECT" on a person is a reference to it having a material adverse effect (a) on that person's financial condition or business or operations or (b) on its ability to perform and comply with its obligations under the Loan Documents;

          "MATERIALITY" in respect of any matter, thing or circumstance or to any matter, thing or circumstance being "MATERIAL" is, subject as otherwise provided in this schedule, to that matter, thing or circumstance being considered by the lender of significance or having or being likely to have in the reasonable opinion of the Lender a consequence or effect in the context of the relevant situation;

          any matter, warranty or obligation being correct, performed or satisfied in "ANY MATERIAL RESPECT" or "IN ALL MATERIAL RESPECTS" is to that matter, warranty or obligation being substantially correct, performed or satisfied to the extent that in the reasonable opinion of the Lender there has been no inaccuracy or omission which, in the relevant circumstances, is of significance or has or may have any effect or consequence;

          a "MONTH" means a period commencing on a day in a calendar month and ending on the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month;

          any "OBLIGATION" of any party under the Loan Documents shall be construed as a reference to any obligation expressed to be assumed by or imposed on it under the Loan Documents (and "DUE", "OWING", "PAYABLE" and "RECEIVABLE" shall be similarly construed);

          a "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having a separate legal personality) and reference to any of the same shall include a reference to the others;

          "SUBSIDIARY", "HOLDING COMPANY" and "GROUP OF COMPANIES" shall bear the meanings given by the Companies Ordinance (chapter 32 of the Laws of Hong Kong) and "associated company" shall mean any company (not being a subsidiary) of which a person shall, whether directly or indirectly, beneficially own twenty per cent. (20%) or more of its issued share capital;

          "TAX(ES)" includes any present or future tax, levy, impost, stamp and other duty, governmental and other charge or filing and other fee, (or any deduction or withholding on account of any of the foregoing) of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld, deducted or assessed;

          "TAX ON THE OVERALL NET INCOME" of a person shall be construed as a reference to tax imposed by the jurisdiction in which its principal office is located on all or part of the net income, profits or gains of that person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise);

          "TIME" is to Hong Kong time unless otherwise stated; and

          "WORDS" denoting the singular shall include the plural (and vice versa) and any reference to the neuter gender shall include a reference to the masculine and the feminine genders (and vice versa).


Section (3)

     In this Agreement clause headings and the index have been inserted for reference only and shall not affect construction or interpretation.


Section (4)

     In this Agreement,

          (a) references to Recitals, Clauses and Schedules and Exhibits are references to recitals to, clauses of, schedules and exhibits to, this Agreement;

          (b) references to Sub-clauses and Paragraphs are, unless otherwise stated, references to sub-clauses and paragraphs of the Clause or sub-clause in which the reference appears;

          (c) references to Sub-paragraphs are, unless otherwise stated, references to sub-paragraphs of the Paragraph in which the reference appears;

          (d) the words "herein", "hereof", "hereunder" and words of similar import shall be construed as references to this Agreement as a whole and not to the particular provision in which the relevant reference appears;

          (e) references to (or to any specific provision of) this Agreement or any other document (including, but not limited to, any Loan Document) shall be construed as references to this Agreement, that provision or that document as amended, modified, supplemented or varied from time to time with the agreement of the relevant parties and the prior written consent of the Lender and in force at any relevant time.


Section (5)

          References in this Agreement to any ordinance, enactment, rule, law, directive or regulation include such ordinance, enactment, rule, law, directive or regulation as modified, consolidated, extended or re-enacted and include subsidiary legislation made thereunder.

                                   SCHEDULE 2


CONDITIONS PRECEDENT


1.   A certificate issued by a director of the Borrower incorporating:

     (a) a certified true copy of its Certificate of Incorporation on Change of Name, Memorandum and articles of Association and current Business Registration Certificate;

     (b) resolution of its board of directors authorizing execution and performance of the Loan Documents to which it is or will be a party;

     (c)  a statement as to its incumbent directors; and

     (d) specimen signatures of the persons authorized on its behalf to execute the Loan Documents to which it is or will be a party and any documents and communications ancillary thereto, including where applicable the Notice of Drawdown;

2.   The Guarantee duly executed by the Guarantor; and

3. Such other documents as the Lender's legal advisers shall stipulate should properly be provided prior to the drawdown of the Facility or which the Lender may reasonably require.

                                   SCHEDULE 3


NOTICE OF DRAWDOWN


From  :   Supply Chain Services Limited
          as Borrower

To    :   Digital World Finance Limited
          as Lender


Dear Sirs,                                         ,2001

                            HK$2,000,000.00 Facility
LOAN AGREEMENT DATED                                            , 2001

     We refer to the above Loan Agreement (the "Agreement").

     Terms and expressions defined in the Agreement shall have the same meanings when used in this notice, save where the context otherwise requires.

     We hereby give you irrevocable notice that we wish to drawdown HK$2,000,000.00 under the Facility on [Note#] or, if that is not a Business Day, on the next succeeding Business Day.

     We confirm that as at the date hereof and on the proposed date of drawdown the representations and warranties in the Agreement are and, as the case may be, will be true and accurate and no event or circumstance which is or may constitute or become (with the giving of notice and/or lapse of time and/or fulfillment of any condition) and Event of Default has occurred or will occur as a result of the drawdown under the Facility hereby requested.


                                            For and on behalf of



                                            ------------------------------------
                                            Authorised signatory -- Director





Note:
(#) Insert date of proposed drawdown

SIGNED by Chu Thomas Yan Chuen           )  /s/ Chu Thomas Yan Chuen
For and on behalf of                     )
SUPPLY CHAIN SERVICES LIMITED            )

in the presence of: / whose signature is
verified by: /s/ Jerry W.L. Yip




Witness: Jerry W.L. Yip
Address: 31 New Henry House, 10 Ice House Street, Central, Hong Kong
Occupation: solicitor, Hong Kong SAR




SIGNED by Chan Tak Hung                  )  /s/ Chan Tak Hung
For and on behalf of                     )
DIGITAL WORLD FINANCE LIMITED            )

in the presence of: /s/ Jerry W.L. Yip




Witness: Jerry W.L. Yip
Address: 31 New Henry House, 10 Ice House Street, Central, Hong Kong
Occupation: Solicitor, Hong Kong SAR